UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FiberNet Telecom Group, Inc.

(Name of Registrant as Specified in Its Charter)

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FIBERNET TELECOM GROUP, INC.

570 LEXINGTON AVENUE, 3rd FLOOR

NEW YORK, NEW YORK 10022

(212) 405-6200

April 29, 2004

Dear Stockholder,

We cordially invite you to attend our 2004 annual meeting of stockholders to be held at 10:00 a.m. on Wednesday, June 2, 2004 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York.

At the annual meeting, you will be asked to elect seven persons to the Board of Directors. In addition, the company will ask the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants. The Company’s board of directors recommends the approval of both of these proposals. Finally, you will be asked to act on such other business as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, we ask that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the annual meeting.

Sincerely,

/s/ MICHAEL S. LISS
Michael S. Liss Chairman, President and Chief Executive Officer

FIBERNET TELECOM GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2004

To the Stockholders of

FiberNet Telecom Group, Inc.

NOTICE IS HEREBY GIVEN that the annual meeting (the “Annual Meeting”) of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Wednesday, June 2, 2004, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York for the following purposes:

1.  To elect seven members to the board of directors of the Company (the “Board of Directors”).

2.  To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

3.  To transact such other business as may be properly brought before the stockholders at the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 27, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 570 Lexington Avenue, 3rd Floor, New York, New York 10022, and at the time and place of the meeting during the duration of the meeting.

AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES OF VOTING STOCK IS REQUIRED TO CONSTITUTE A QUORUM. ACCORDINGLY, WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

Michael S. Liss

Chairman, President and Chief Executive Officer

i

FIBERNET TELECOM GROUP, INC.

570 LEXINGTON AVENUE, 3rd FLOOR

NEW YORK, NEW YORK 10022

(212) 405-6200

PROXY STATEMENT FOR THE FIBERNET TELECOM GROUP, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FiberNet Telecom Group, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. on Wednesday, June 2, 2004, at 10:00 a.m. Eastern Time, and any adjournments thereof.

Voting Procedures

Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. Where you specify a choice on the proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

•	FOR Proposal 1 electing the seven nominees for director named herein; and

•	FOR Proposal 2 ratifying the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2004.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date. Any registered stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence.

Stockholders Entitled to Vote and Quorum

The close of business on April 27, 2004 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on April 27, 2004, we had 51,061,872 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote per share on all matters on which such stockholder is entitled to vote.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

For purposes of voting, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore, will have no effect on the outcome of the vote on the proposals. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against these proposals.

For Proposal 1, nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting.

For Proposal 2, to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2004, we require the affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote on the matter.

Costs of Solicitation of Proxies

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by our directors, officers or employees. No additional compensation will be paid for such solicitation.

This Proxy Statement and the accompanying proxy are being mailed on or about April 29, 2004 to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal on any proposal referred to herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 27, 2004 (the “Record Date”), concerning the ownership of voting securities of (i) each current member of the Board of Directors, (ii) each of the named executive officers, (iii) all of our directors and executive officers as a group and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities. The address for each of the directors and named executive officers is c/o FiberNet Telecom Group, Inc., 570 Lexington Avenue, 3rd Floor, New York, NY 10022. Addresses of other beneficial owners are noted on the table.

As of the Record Date, we had 51,061,872 shares of common stock outstanding.

Directors and Executive Officers	Number of Shares Beneficially Owned	Percentage Owned
Timothy P. Bradley(1)	261,681	*
Oskar Brecher(2)	2,908,000	5.7
Thomas Brown(3)	185,732	*
Jon A. DeLuca(4)	626,263	1.2
Roy D. Farmer III(5)	77,498	*
Robert E. La Blanc(6)	104,000	*
Michael S. Liss(7)	2,411,789	4.7
Charles J. Mahoney(8)	161,456	*
Richard Sayers(9)	179,281	*
Executive officers and directors as a group (nine persons)	6,922,359	13.5

5% Stockholders

North Sound Legacy Fund LLC(10) c/o North Sound Capital LLC 53 Forest Avenue #202 Greenwich, CT 06870	4,004,914	7.8

Deutsche Bank AG, New York Branch(11) 31 West 52nd Street, 14th Floor New York, NY 10019	5,406,936	10.5

Wachovia Investors, Inc. (12) 301 S. College Street TW5 NC0537 Charlotte, NC 28288	4,932,330	9.6

SDS Capital Group SPC, Ltd(13) c/o SDS Capital Partners, LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	3,499,932	6.7

gateway.realty.new jersey.llc 16 East 48th Street, 5th Floor New York, NY 10022	2,908,000	5.7

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes 1,109 shares of common stock owned by Signal Equity Management Corp., 99,323 shares of common stock owned by Signal Equity Partners, L.P., 155,000 shares of restricted stock and 6,249 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(2)	Includes 2,908,000 shares of common stock owned by gateway.realty.new jersey.llc., of which Mr. Brecher is a minority interest-holder and disclaims beneficial ownership except to the extent of his pecuniary interest.

(3)	Includes 110 shares of common stock, 180,000 shares of restricted stock and 5,622 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(4)	Includes 433 shares of common stock, 590,000 shares of restricted stock and 35,830 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(5)	Includes 46,000 shares of restricted stock and 31,498 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(6)	Includes 10,000 shares of common stock and 94,000 shares of restricted stock.
(7)	Includes 49,488 shares of common stock owned by Concordia Telecom Management, LLC, 163,289 shares of common stock and 42,222 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date owned by MSL Investments, LLC, 1,998 shares of common stock, 2,082,000 shares of restricted stock and 72,792 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(8)	Includes 155,000 shares of restricted stock and 6,456 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(9)	Includes 4,399 shares of common stock owned by Taurus Telecommunications Inc., 5,301 shares of common stock, 155,000 shares of restricted stock and 14,581 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(10)	Does not include 1,252,627 shares of common stock, in the aggregate, issuable upon the exercise of warrants to purchase common stock, which warrants are not exercisable if such exercise would result in the holder’s beneficially owning more than 9.99% of our outstanding common stock, unless and until the holder provides us at least 61 days notice waiving such exercise restriction.
(11)	Includes 4,985,189 shares of common stock and 421,747 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date.
(12)	Includes 4,519,052 shares of common stock and 413,278 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date.
(13)	Includes 2,666,415 shares of common stock and 833,517 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date.

MANAGEMENT

The Board of Directors

Our Certificate of Incorporation and By-Laws provide for our business to be managed by or under the direction of the Board of Directors. Under our Certificate of Incorporation and By-laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members. Directors are elected for a period of one year and thereafter serve, subject to the Bylaws, until the next annual meeting at which their successors are duly elected by the stockholders.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships

Name	Age	Position with the Company
Timothy P. Bradley	42	Director
Oskar Brecher	57	Director
Roy D. Farmer III	33	Director
Robert E. La Blanc	70	Director
Michael S. Liss	49	Chairman, President & Chief Executive Officer
Charles J. Mahoney	66	Director
Richard E. Sayers	66	Director

The following biographical information is furnished as to each of our current directors:

TIMOTHY P. BRADLEY has served as one of our Directors since 1999. From 1996 to the present, Mr. Bradley has been a managing partner of Signal Equity Partners, a private equity investment fund focused on the telecommunications and information technology industries. From 1992 to 1996, Mr. Bradley was a general partner at the Exeter Group of Funds, a private equity investment firm. Prior to that, Mr. Bradley was a practicing attorney in New York City. Mr. Bradley currently serves as director of Georgetown Telephone, Inc. and Oceanic Digital Communications, Inc. He has a B.A. from Yale University, a J.D. from New York University School of Law, and an M.B.A. from Columbia Business School.

OSKAR BRECHER has served as one of our directors since January 2004. Since 1998, he has been the managing member of gateway.realty.new jersey.llc, a company offering colocation services to telecom and internet service providers. From 1981 to 2002, he was the founder and sole owner of American Landmark Developments, Inc., which, in partnership with affiliates of Olympia & York and others, developed high rise residential properties and was involved in condominium conversions and syndications to investors. In the late 1970’s, Mr. Brecher was a senior executive at the Cadillac Fairview Corp. He has an M.B.A. from Harvard University and a Bachelor of Architecture and Bachelor of Science from McGill University.

ROY (TREY) D. FARMER III has served as one of our directors since 1999. Mr. Farmer is a managing partner of BBF Partners Aktiengesellschaft, a private merchant banking fund based in Istanbul, Turkey and Vaduz, Liechtenstein. From 1999 to 2001, Mr. Farmer was our Executive Vice President and then our Chief Operating Officer. From 1998 to 1999, he was a partner of Sterling Capital LLC, a private investment firm. From 1997 to 1998, Mr. Farmer worked with a group of strategic consulting firms that repositioned technology companies. He has an A.B. from Princeton University, a M.Ed. from Harvard University and a M.A.R. from Yale University.

ROBERT E. LA BLANC has served as one of our directors since 2003. He is President of Robert E. La Blanc Associates, Inc., an information technologies consulting and investment banking firm, and is active in the field of venture capital. Prior to founding La Blanc Associates, in 1981, Mr. La Blanc was Vice Chairman of

Continental Telecom, Inc., a diversified telecommunications company providing service to over three million customers in 2,000 communities in 37 states and the Caribbean. Prior to joining Continental, La Blanc, spent ten years with the major investment banking firm of Salomon Brothers Inc. where he was a General Partner and the founder of the firm’s telecommunications team. Mr. La Blanc is currently a director of the following public companies: Computer Associates International, Inc., Chartered Semiconductor Manufacturing Ltd., Salient 3 Communications, Inc., Storage Technology Corp., Titan Corp., and two families of Prudential Mutual Funds. Mr. La Blanc holds the degrees of Bachelor of Electrical Engineering from Manhattan College and Master in Business Administration from New York University. He is also a graduate of an extensive technical training program at the Bell Telephone Laboratories.

MICHAEL S. LISS is the President, Chief Executive Officer, and in January 2004, was appointed Chairman of the Board. Mr. Liss has served as one of our Directors since 1999. From 1994 to 1999, he was a Managing Director of Lazard Fréres & Co. LLC, and prior to that he was Senior Managing Director of Bear, Stearns, & Co. Inc. Mr. Liss has a B.A. from Columbia University, a J.D. from Yale Law School, and a M.P.P.M. from the Yale School of Management.

CHARLES J. MAHONEY has served as one of our directors since 1999. Previously, he served as President and Chief Executive Officer of Arcade Building Services, a wholly-owned subsidiary of Tishman Speyer Properties, L.P. From 1990 to 2000, he was Senior Managing Director and Managing Director with Tishman Speyer Properties. Prior to his employment at Tishman Speyer Properties, Mr. Mahoney was Senior Vice President, Director of Engineering and Construction at the Helmsley Organization and General Manager of Operations at Consolidated Edison Inc. He holds a B.S. from C.W. Post College.

RICHARD E. SAYERS has served as one of our directors since 1999. Since 1996, he has served as President of Taurus Telecommunications, Inc., a private consulting company in the telecommunications industry. From 1994 to 1996, Mr. Sayers was the Vice Chairman of ACC Corp. and President of its International Group, serving as Chairman of ACC Telenterprises (ACC-Canada) and Chairman of ACC Long Distance, United Kingdom. Mr. Sayers has nearly 40 years of executive-level experience in the telecommunications industry. He has a B.S. in Electrical Engineering and a B.A. in English from Union College.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2003, there were five meetings of our Board of Directors, and the various committees of the Board met an aggregate of seven times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2003. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders. Five of the six directors who had been serving on our Board at the time of our 2003 annual meeting of stockholders attended such annual meeting.

Audit Committee. Our Audit Committee met four times during fiscal 2003. This committee currently has three members, Timothy Bradley (Chairman), Charles Mahoney and Oskar Brecher. Until April 26, 2004, Richard Sayers was a member of the audit committee, but he was replaced by Mr. Brecher to comply with the independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market. Pursuant to our written Audit Committee Charter, our Audit Committee has the authority to retain and terminate the services of our independent accountants, review financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Bradley is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement and the Audit Committee’s written charter annexed hereto as Appendix A.

Compensation Committee. Our Compensation Committee met three times during fiscal 2003. This committee currently has three members, Richard Sayers (Chairman), Charles Mahoney and Timothy Bradley. Our Compensation Committee administers our Equity Incentive Plan and reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer. Messrs. Bradley, Mahoney and Sayers qualify as independent under the definition promulgated by the Nasdaq Stock Market. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Governance Committee. Our Nominating and Governance Committee has two members, Richard Sayers and Charles Mahoney. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating and Governance Committee did not hold any meetings during fiscal 2003 and acted by written consent once during fiscal 2003.

The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. As set forth in the Nominating and Governance Committee Charter, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2005 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the members of the Nominating and Governance Committee by mail at 570 Lexington Avenue, 3rd Floor, New York, New York 10022.

A copy of the Nominating and Governance Committee’s written charter is annexed hereto as Appendix B

Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at 212-405-6200. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions to the non-employee Board members via e-mail at boardofdirectors@ftgx.com.

Compensation of Directors

Pursuant to our 2003 Board of Directors Compensation Plan, we paid each non-employee director an annual fee of $12,000 (payable quarterly in arrears). In addition, each board and committee member is entitled to a fee for each board or committee meeting of $500 for attendance via teleconference and $1,000 for attendance in person. The board chairman and each committee chairman, if non-employee directors, are also entitled to an additional $500 for each meeting attended. Ordinary and necessary expenses incurred in attending Board and committee meetings are reimbursed. Our 2004 Board of Directors Compensation Plan is substantially the same as our 2003 plan, except that the chairman of the Audit Committee shall also be entitled to an annual fee of $7,500 (payable quarterly in arrears).

Directors who are not employees of the Company or any of our affiliates are also entitled to receive options under our Equity Incentive Plan. During fiscal 2003, each of Messrs. Bradley, Mahoney and Sayers was granted 155,000 shares of restricted stock and options to purchase 13,000 shares of common stock, Mr. Farmer was granted 46,000 shares of restricted stock and options to purchase 4,000 shares of common stock and Mr. La Blanc was granted 94,000 shares of restricted stock and options to purchase 8,000 shares of common stock. Options granted during fiscal 2003 to any named executive officers serving on the Board are reported under “Executive Compensation—Option Grants in Last Fiscal Year.”

Richard Sayers is employed as a consultant in addition to his responsibilities as a Director. Mr. Sayers’ total remuneration for consulting during fiscal year 2003 was $43,750.

Executive Officers

The following table sets forth certain information regarding our current executive officers who are not also directors.

Name	Age	Position
Jon A. DeLuca	32	Senior Vice President—Finance and Chief Financial Officer
Thomas Brown	35	Senior Vice President—Sales and Marketing

JON A. DELUCA has served as our Chief Financial Officer since August 9, 2000 and as our Vice President—Finance from June 14, 1999 to July 3, 2001, on which date he was promoted to Senior Vice President—Finance. From 1997 to 1999, Mr. DeLuca was a Managing Director of Lago Industries, LLC, a private merchant banking firm. From 1992 to 1997, he was employed in the leveraged finance groups of Lazard Freres & Co. LLC and Bear, Stearns & Co. Inc. Mr. DeLuca has a B.A. from Trinity College.

THOMAS BROWN has served as our Senior Vice President of Sales and Marketing since September 12, 2003. Mr. Brown previously served as our Director of Carrier Sales from December 19, 1999 to September 18, 2001 and as our Vice President of Sales from September 18, 2001 until his promotion in September 2003. From 1997 to 1999, Mr. Brown was Director of Carrier Sales at DirectNet Telecommunications LLC, a private international carrier. From 1992 to 1997, Mr. Brown held various managerial positions with both LCI International, Inc. and AT&T. Mr. Brown has a B.A. from University of Massachusetts at Amherst.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation earned during the three fiscal years ended December 31, 2001, 2002 and 2003 to (1) our Chief Executive Officer, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2003, and (3) one additional executive who would have been among the two most highly compensated executive officers except for the fact that he was not serving as an executive officer as of the end of fiscal 2003.

		Annual Compensation								Awards
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation			Restricted Stock Awards(1)		Securities Underlying Options/ SARs(#)
Michael S. Liss President, CEO and Director	2003 2002 2001	$ $ $	350,000 350,000 345,000	$ $ $	150,000 475,000 200,000	(2)		— — —		$2,352,660 — —		181,000 — 41,597

Jon A. DeLuca Senior Vice President—Finance and Chief Financial Officer	2003 2002 2001	$ $ $	225,000 225,000 219,230	$ $ $	100,000 80,000 55,000			— — —		$666,700 — —		51,000 — 30,000

Thomas Brown Senior Vice President—Sales and Marketing	2003 2002 2001	$ $ $	145,708 139,269 121,000		$40,600 — —		$ $ $	88,776 81,463 108,481	(3) (3) (3)	$99,440 — —		8,000 — 4,165

Joseph Leuci Former Senior Vice President—Sales and Marketing	2003 2002 2001	$ $ $	237,115 256,154 160,000		— — —		$ $ $	34,232 20,000 120,000	(3) (3) (3)	$333,350 — —	(4)	26,000 — 16,666	(5) (5)

(1)	The total number of shares of restricted stock outstanding on December 31, 2003 was 4,445,400. The total value of all shares of restricted stock outstanding on December 31, 2003 was $5,500,000. No award is scheduled to vest within three years, but all shares of restricted stock may vest upon the occurrence of certain events in accordance with the terms of the Company’s Equity Incentive Plan and the restricted stock agreements. Currently, no dividends are to be paid on the shares of restricted stock reported.
(2)	Includes a payment of $400,000 to Mr. Liss for his efforts in negotiating and coordinating the Company’s recapitalization in October 2002.
(3)	Consists of sales commissions.
(4)	Includes 245,000 shares (or $276,850 in value) of restricted stock that were repurchased by the Company upon Mr. Leuci’s termination on September 12, 2003.
(5)	All stock options were canceled by the Company in connection with Mr. Leuci’s termination on September 12, 2003.

Option Grants in Our Last Fiscal Year

The following table shows grants of stock options that we made during the fiscal year ended December 31, 2003 to each of the executive officers named in the Summary Compensation Table above.

	Individual Grants
	Number of Securities Underlying Options/SARs Granted (#) (1)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name						5%	10%
Michael S. Liss	181,000		44.3%	$1.13	7/30/13	$128,628	$325,968
Jon A. DeLuca	51,000		12.5%	$1.13	7/30/13	$36,243	$91,847
Joseph Leuci	26,000	(3)	6.4%	$1.13	7/30/13	$18,477	$46,824
Thomas Brown	8,000		2.0%	$1.13	7/30/13	$5,685	$14,407

(1)	The options were granted pursuant to our Equity Incentive Plan. The options granted to the above named executive officers are incentive stock options and non-qualified stock options and vest annually in three equal installments commencing one year from the date of grant.
(2)	In accordance with the rules of the SEC, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder’s continued employment with us through the option exercise period, and the date on which the option is exercised.
(3)	All stock options were canceled by the Company in connection with Mr. Leuci’s termination on September 12, 2003

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercises of options by each of the named executive officers during fiscal 2003. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of our common stock.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael S. Liss	0	$0	72,792	191,400	$0	$18,100
Jon A. DeLuca	0	$0	35,830	58,500	$0	$5,100
Joseph Leuci	0	$0	0	0	$0	$0
Thomas Brown	0	$0	5,622	9,041	$0	$800

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Other than a provision in our Equity Incentive Plan that provides for the accelerated vesting of all outstanding grants upon a change-in-control, unless otherwise determined by our Board of Directors, we do not have any employments contracts, termination of employment or change-in-control arrangements with any of the named executive officers.

Option Repricing

The following table sets forth information concerning the repricing of stock options held by each of the named executive officers since November 24, 1997 (the date on which the Company completed its merger with Desert Native Designs, Inc., a Nevada corporation, and, thereby, became a publicly-traded company), including (i) the date of the repricing, (ii) the number of shares subject to the repriced options, (iii) the market price at the time of repricing, (iv) the exercise price prior to repricing, (v) the new exercise price and (vi) the original option term remaining at the date of repricing:

TEN YEAR OPTION REPRICINGS

Name/Position	Date	Number of Options Repriced or Amended	Market Price of Stock at time of Repricing or Amendment		Exercise Price at Time of Repricing or Amendment		New Exercise Price		Length of Original Option Term Remaining at Date of Repricing or Amendment (years)
Michael S. Liss Chairman, President & Chief Executive Officer	12/21/00 12/21/00 12/21/00	4,167 14,666 14,666	$ $ $	112.50 112.50 112.50	$ $ $	120.00 112.50 180.00	$ $ $	30.00 30.00 30.00	8.5 9.0 9.0

Performance Graph

The following graph compares the yearly percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 31, 1998 and ending on December 31, 2003 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) the share price at the beginning of the measurement period) with the cumulative total return of The Nasdaq Stock Market and our peer group(1) during such period. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Standard & Poor’s Institutional Market Services, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

(1)	Our “peer group” consists of the Nasdaq Telecommunications Index. In addition, the graph includes our peer group for fiscal 2002, which consisted of Allegiance Telecom, Inc., Level 3 Communications, Inc., McLeodUSA, Inc., Pac-West Telecom, Inc., Qwest Communications International, Inc., Time Warner Telecom Inc., US LEC Corp. and WilTel Communications Group, Inc. (formerly known as Williams Communications Group, Inc.). During 2001, such peer group consisted of a number of other companies in our industry that subsequently filed for bankruptcy. Given the small size of the peer group, we felt that it was appropriate to use a larger and more standard peer group such as the Nasdaq Telecommunications Index in 2003.

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Overview

This report relates to compensation decisions made by the Compensation Committee. This report shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent it specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee, which consists of Timothy P. Bradley, Charles J. Mahoney and Richard E. Sayers, is responsible for establishing and administering the Company’s executive compensation policies. This report addresses the compensation policies for the fiscal year ended December 31, 2003 as they affected Michael S. Liss, in his capacity as President and Chief Executive Officer of the Company, and the other executive officers of the Company.

General Compensation Policy

The objectives of the Company’s executive compensation program are to:

•	Provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	Support the achievement of desired Company performance; and

•	Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

The Company’s executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) discretionary incentive bonuses, which are based on the achievement of objectives and Company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company to attract and retain employees.

Base Salary

The Compensation Committee reviews base salary levels for the Company’s executive officers on an annual basis. Base salaries are set competitively relative to companies in the telecommunications industry and other comparable companies. In determining salaries, the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and industry to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company’s performance. In setting base salaries, the Compensation Committee also takes into account the level of competition among telecommunications companies to attract talented personnel.

Incentive Bonuses

The Company, along with each executive officer, establishes goals related specifically to that officer’s areas of responsibility. The Compensation Committee determines the amount of each executive’s bonus based on a subjective assessment by the Compensation Committee of the officer’s progress toward achieving the established goals. Bonuses are typically awarded on an annual basis.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company’s common stock. The Compensation Committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the telecommunications industry as well as a broader group of companies of comparable size. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant as well as the performance of the Company and the individual executive. To help ensure that stock option grants reward only those executive officers who benefit the Company, the Equity Incentive Plan provides that awards will be canceled and that certain gains must be repaid if an executive officer violates certain provisions of the plan. These provisions include prohibitions against engaging in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information or soliciting customers away from the Company.

Chief Executive Officer Compensation

In fiscal 2003, Mr. Liss received a base salary of $350,000 and a regular bonus of $150,000. The Compensation Committee believes that these levels are consistent with the range of salary and bonus levels received by his counterparts in companies in the telecommunications industry and other comparable companies. The Compensation Committee believes Mr. Liss has managed the Company well in a challenging business climate and has continued to move the Company toward its long-term objectives.

Tax Considerations

The Compensation Committee’s compensation strategy is to be cost and tax effective. Therefore, the Compensation Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, even if such arrangements do not always qualify for full tax deductibility.

THE COMPENSATION COMMITTEE:

Timothy P. Bradley

Charles J. Mahoney

Richard E. Sayers

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which during 2003 consisted of three members who met the audit committee member requirements of the Nasdaq SmallCap Market at that time, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board, which is attached as Appendix A to this proxy statement. This committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2003, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and Deloitte & Touche LLP, our independent auditors;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Deloitte & Touche LLP its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

The foregoing report was prepared on March 26, 2003 by the following Directors of the Company, constituting all the members of the Audit Committee at that time:

THE AUDIT COMMITTEE:

Timothy P. Bradley

Charles J. Mahoney

Richard E. Sayers

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that one report, covering two transactions, was filed late by Mr. Farmer, one report, covering three transactions, was filed late by Mr. Liss, one report, covering four transactions, was filed late by Mr. Bradley, one report, covering three transactions, was filed late by Mr. Sayers, and an initial report of ownership was filed late by Mr. Brown.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. At the date of this proxy statement, we had not received a written statement from Deutsche Bank, New York Branch, one of our greater than 10% shareholders, who did not file a Form 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

Timothy P. Bradley, who is a member of our Board of Directors, Audit Committee and Compensation Committee, serves as the President of Signal Equity II Management Corp. On March 31, 2003, we executed an engagement letter with Rowny Capital (in association with Signal Equity) to provide financial advisory services in connection with our possible acquisition of a certain business. This transaction was not consummated and, accordingly, no fees were paid to Rowny Capital and Signal Equity.

Richard Sayers is employed as a consultant in addition to his responsibilities as a Director. Mr. Sayers’ total remuneration for consulting during fiscal year 2003 was $43,750.

On January 30, 2004, we completed an acquisition of the operating assets of gateway.realty.new jersey.llc, also known as Gateway Colocation. Gateway Colocation operates a 49,000 square foot communications hub and colocation facility located at 165 Halsey Street in Newark, New Jersey. The transaction was structured as an acquisition of assets, and the purchase price paid at closing consisted of shares of our common stock and cash. The purchase agreement also includes an “earn-out” payment based upon the achievement of certain financial objectives with respect to the revenues generated by the facility. More specifically, the “earn-out” payment will be based on the gross revenues, on an annualized basis, for a particular month designated by Gateway Colocation during the twenty-four month period immediately subsequent to closing. The “earn-out” payment, if payable, will be paid in shares of our common stock. Oskar Brecher, a founder of Gateway Colocation, was appointed to our Board of Directors and is a minority interest-holder of Gateway Colocation, which is now a shell company as a result of the acquisition.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Background

Under the Company’s Certificate of Incorporation and By-Laws, the number of directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

The Board of Directors has voted (i) to set the size of the Board of Directors at seven and (ii) to nominate Timothy P. Bradley, Oskar Brecher, Roy (Trey) D. Farmer III, Robert E. La Blanc, Michael S. Liss, Charles J. Mahoney and Richard E. Sayers for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for either of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF TIMOTHY P. BRADLEY, OSKAR BRECHER, ROY (TREY) D. FARMER III, ROBERT E. LA BLANC, MICHAEL S. LISS, CHARLES J. MAHONEY AND RICHARD E. SAYERS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Background

The Audit Committee has appointed Deloitte & Touche, LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2004. The Board proposes that the stockholders ratify this appointment. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2003. We expect that representatives of Deloitte & Touche LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by Deloitte & Touche LLP during those periods. The following table also reflects fees for certain services related to tax compliance and reporting rendered by PricewaterhouseCoopers during 2003.

	2003		2002
Audit fees(1)	$170,000		$164,500
Audit related fees(2)	$10,400		$9,500
Tax fees(3)	$89,000	(4)	$186,500
All other fees(5)	$20,000		$32,878

Total	$289,400		$393,378

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2)	Audit related fees consisted principally of audits of employee benefit plans.
(3)	Tax fees consist principally of assistance with matters related to tax compliance and reporting.
(4)	Includes $60,000 in tax fees paid to PricewaterhouseCoopers which, as of May 2003, represents us in connection with our tax matters.
(5)	All other fees in 2003 consisted principally of assistance with matters related to executive compensation. All other fees in 2002 consisted principally of assistance with SEC matters and net operating loss consultations.

All of the services set forth above in the categories were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

Change of Accountants

On July 25, 2002, we were notified by the Securities and Exchange Commission that Arthur Andersen LLP had notified it that Arthur Andersen was unable to perform future audit services for us, effectively terminating our relationship with Arthur Andersen. Consequently, as of July 25, 2002, Arthur Andersen no longer served as our independent auditor. Arthur Andersen’s report on our financial statements for the year ended December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, it did include supplemental information regarding certain adjustments that were applied to restate our financial statements for 1999. Arthur Andersen’s report indicated such adjustments were appropriate and properly applied.

During the years ended December 31, 2000 and December 31, 2001, and the subsequent period prior to July 25, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the years ended December 31, 2000 and December 31, 2001, and the subsequent period prior to July 25, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission). We have requested Arthur Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and disclosures. While we have received no information from Arthur Andersen that it has a basis for disagreement with such statements, we have been unable to obtain such a letter due to the fact that the personnel primarily responsible for our account (including the engagement partner and manager) have left Arthur Andersen.

On August 7, 2002, based upon the recommendation of our Audit Committee and the approval of our Board of Directors, we engaged Deloitte & Touche LLP as our independent auditor for the fiscal year ended December 31, 2002. During the fiscal years ended December 31, 2000 and 2001 and the subsequent interim period through August 6, 2002, Deloitte & Touche LLP was not engaged as our principal accountant to audit our financial statements nor was it consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K under the Securities Act of 1933.

Policy on Audit Committee Pre-Approval of Audit

and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event that ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

Required Vote

The affirmative vote of a majority of the shares present and represented by proxy at the Annual Meeting is required to ratify the appointment of the independent public accountants.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2005, stockholder proposals must be received no later than December 30, 2004. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting by March 15, 2005, management proxies may, although not included in the proxy statement, confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of President, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

New York, New York

April 29, 2004

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (other than exhibits thereto) filed with the SEC, which provides additional information about us, has been included in paper form with this proxy statement to beneficial holders of our common stock and is available on the Internet at www.ftgx.com.

APPENDIX A—CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of FiberNet Telecom Group, Inc. (the “Corporation”) shall provide assistance to the Board in fulfilling the Board’s responsibility to the Corporation’s shareholders relating to the Corporation’s accounting, financial reporting practices, the system of internal control, the audit process, the quality and integrity of its financial reports, and the Corporation’s process for monitoring compliance with laws and regulations.

The Committee’s responsibility is oversight. Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles, and internal controls. The independent auditor is responsible for performing an audit of the Corporation’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Corporation’s quarterly financial statements and other procedures. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management as to any non-audit services provided by the independent auditor to the Corporation.

II. AUTHORITY

The Committee has the authority to conduct or authorize investigations into any matters within its scope of responsibility. Its primary duties and responsibilities are to:

•	Appoint, compensate, and oversee the work of any registered public accounting firm employed by the Corporation;

•	Resolve any disagreements between management and the auditor regarding financial reporting;

•	Pre-approve all auditing and non-audit services;

•	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation;

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties;

•	Meet with the Corporation’s officers, external auditors, or outside counsel, as necessary; and

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated in Section V of this Audit Committee Charter (the “Charter”).

III. COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, in that each Committee member may not, other than in his or her capacity as a director or member of any committee of the Board, (i) accept any consulting, advisory, or other compensatory fees from the Corporation; or (ii) be an affiliated person of the Corporation or any subsidiary thereof. In addition, each Committee member shall meet the independence requirements of NASD Rule 4200, which governs the Nasdaq Stock Market (“Nasdaq”), as such requirements may be changed from time to time; provided, that any non-independent director serving on the Committee pursuant to the “exceptional and limited circumstances” exception available under Nasdaq rules may not serve on the Committee for more than two (2) years; and provided, further, that such non-independent director may not be permitted to serve as chair of the Committee.

All members of the Committee shall be financially literate by being familiar with basic finance and accounting practices and able to read and understand fundamental financial statements at the time of their appointment to the Committee. Furthermore, at least one member of the Committee shall be designated as the “audit committee financial expert” with financial sophistication as defined by having experience in finance or accounting, professional certification in accounting, or any other comparable experience or background, such as being or having been a Chief Executive Officer or Chief Financial Officer or other senior officer with financial oversight responsibilities. The Corporation shall disclose, in its annual report, whether or not, and if not, the reasons therefor, the Committee includes at least one “audit committee financial expert”, as defined by the Securities Exchange Act of 1934, as amended.

The members of the Committee shall be elected by the Board or its Nominating Committee and shall hold office until their resignations or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV. MEETINGS

The Committee shall meet in executive session at least four times per year, or more frequently as circumstances dictate. All Committee members are expected to attend each meeting, in person or via tele- or video-conference. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

As part of its job to foster open communication, the Committee should meet separately at least annually with management and the independent auditor to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet separately with the independent auditor, and management quarterly to review the Corporation’s financial statements in accordance with Section V below.

V. RESPONSIBILITIES AND DUTIES

The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, retention, compensation, evaluation, oversight and, if necessary, termination of the registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each registered public accounting firm shall report directly to the Committee. To fulfill its responsibilities and duties, the Committee shall:

Document Review & Reporting Process

1.	Review and reassess, at least annually, the adequacy of this Charter, make recommendations to the Board and request approval for proposed changes, as conditions dictate, to update this Charter, and ensure appropriate disclosure as may be required by law or regulation.

2.	Review with management and the independent auditor the Corporation’s annual financial statements and Form 10-K prior to the filing of the Form 10-K or prior to the release of earnings, including a discussion with the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

3.	Review with management and the independent auditor each Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditor of the matters required to be discussed by SAS No. 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

4.	Review with management and the independent auditor the effect of regulatory and accounting initiatives that may affect the Corporation, as well as the effect of any off-balance sheet structures and transactions on the Corporation’s financial statements.

5.	Regularly report to the Board about Committee activities, issues, and related recommendations.

6.	Provide an open avenue of communication between internal audit, the external auditors, and the Board.

7.	Report annually to the shareholders, describing the Committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

8.	Review any other reports the Corporation issues that relate to Committee responsibilities.

9.	Perform other activities related to this Charter as requested by the Board.

10.	Institute and oversee special investigations as needed.

11.	Confirm annually that all responsibilities outlined in this Charter have been carried out.

12.	Evaluate the Committee’s and individual members’ performance on a regular basis.

Financial Reporting Process

1.	In consultation with the independent auditor and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external. The Committee shall report regularly to and review with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.

2.	Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditor, management, or the internal auditing department.

3.	Ensure that there exist regular systems of reporting to the Committee by each of management, the independent auditor and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

4.	Regularly review any significant disagreements between management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

5.	Ensure and oversee timely reports from the independent auditor to the Committee of (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

Financial Statements

1.	Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

2.	Review with management and the external auditors the results of the audit, including any difficulties encountered.

3.	Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.

4.	Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.

5.	Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing standards.

6.	Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement.

7.	Review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control

1.	Consider the effectiveness of the Corporation’s internal control system, including information technology security and control.

2.	Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit

1.	Review with management the Charter, plans, activities, staffing, and organizational structure of the internal audit function.

2.	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the members of the internal audit team.

3.	Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

4.	On a regular basis, meet separately with the chief financial officer to discuss any matters that the committee believes should be discussed privately.

Independent Auditor

1.	Review the independent auditors’ proposed audit scope and approach with the Corporation, including coordination of audit effort with internal audit.

2.

Review the performance of the independent auditor and appoint or terminate the independent auditor. The Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent auditor is ultimately accountable to the Committee for such auditor’s review of the financial statements and controls of the Corporation. The Committee shall determine the appropriate compensation of the independent auditor.

3.	Approve in advance all audit services and all permitted non-audit services, except where such services are determined to be de minimis under the Exchange Act. The Committee may delegate, to one or more designated members of the Committee, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated shall be presented to the full Committee at each of its scheduled meetings.

4.	Oversee and ensure the independence of the auditor by:

•	receiving from, and reviewing and discussing with, the auditor, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and actively discussing with the Board, if necessary, and the auditor, on a periodic basis, any disclosed relationships or services between the auditor and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditor;

•	recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditor’s independence; and

•	ensuring that the lead or coordinating audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit does not perform audit services for the Corporation for more than five (5) consecutive fiscal years.

5.	Set clear hiring policies for employees or former employees of the Corporation’s independent auditor.

Legal Compliance/General

1.	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

2.	Report through its Chair to the Board following meetings of the Committee.

3.	Maintain minutes or other records of meetings and activities of the Committee.

4.	Review and approve, prior to the Corporation’s entry into any such transactions, all transactions between the Corporation and its executive officers, members of its Board, beneficial holders of more than 5% of the Corporation’s securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties.

5.	When deemed necessary by the members of the Committee, retain independent legal, accounting or other advisors or consultants to advise and assist the Committee in carrying out its duties, without needing to seek approval for the retention of such advisors or consultants from the Board. The Committee shall determine the appropriate compensation for any advisers retained by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

6.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

7.	Perform any other activities consistent with this Charter, the Corporation’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Obtain regular updates from management and Corporation legal counsel regarding compliance matters.

VI. COMPENSATION

Committee members shall be compensated by the Corporation solely in the form of directors’ fees. Committee members may, however, receive greater fees than those received for Board service by other Board members, in light of their heightened responsibilities to the Corporation.

APPENDIX B—CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

The Nominating and Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of FiberNet Telecom Group, Inc. (the Corporation”) to: (1) assist the Board by identifying qualified candidates for director, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) lead the Board in its annual review of the Board’s performance; (3) recommend to the Board director nominees for each Board Committee; (4) oversee the annual process of evaluation of the performance of the Corporation’s management; and (5) develop and recommend to the Board corporate governance guidelines applicable to the Corporation.

To assist in carrying out its duties, the Committee shall have sole authority to retain and terminate any search firm to be used to identify candidates to serve as a director, including sole authority to approve the search firm’s fees and other retention terms. In addition, the Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

II. COMPOSITION

The Committee shall be comprised of no fewer than two members. All members of the Committee shall meet the independence requirements of the Nasdaq Stock Market.

Committee members shall be elected by the Board and may be replaced by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Nominating and Governance Committee shall meet at least twice a year and at such other times as it deems necessary to carry out its responsibilities. The Chair of the Committee and/or the Board may call such meetings.

IV. GOALS, RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Nominating and Governance Committee shall, among other things:

1.	Evaluate the current composition, organization and governance of the Board of Directors and its Committees, and make recommendations to the Board for approval.

2.	Determine desired Board member skills and attributes and conduct searches for prospective directors whose skills and attributes reflect those desired and evaluate and propose nominees for election to the Board of Directors. At a minimum, nominees for service on the Board must be well-regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with the Corporation’s business, willing to devote the time and attention necessary to deepen and refine their understanding of the Corporation and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors. In making such recommendations, the Committee will also consider such qualities as independence from the Corporation, as the definition of “independence” may be revised from time to time. Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

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3.	Administer the annual Board of Directors performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

4.	Evaluate and make recommendations to the Board of Directors concerning the appointment of directors to Board committees, the selection of Board committee chairs, and proposal of the slate of directors for election to the Board.

5.	Consider all bona fide candidates recommended by shareholders for nomination for election to the Board. The Committee will consider such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner, under the requirements of the Securities and Exchange Commission and the Corporation’s By-laws, as they may be amended from time to time.

6.	As necessary in the Committee’s judgment from time to time, retain and compensate third party search firms to assist in identifying or evaluating potential nominees to the Board.

7.	Evaluate and recommend termination of membership of individual directors in accordance with the Board of Directors’ governance principles, for cause or for other appropriate reasons.

8.	Evaluate and consider matters relating to the qualifications of directors.

9.	Annually review and reassess the adequacy of the corporate governance guidelines of the Corporation and recommend any proposed changes to the Board for approval.

10.	Oversee the annual process of performance evaluations of the Corporation’s management.

11.	Oversee the process of succession planning for the Chief Executive Officer and, as warranted, other senior officers of the Corporation.

12.	Develop, adopt and oversee the implementation of the Code of Conduct and Ethics for all directors, executive officers and employees of the Corporation.

13.	Review and maintain oversight of matters relating to the independence of Board and committee members, keeping in mind the independence standards of the Sarbanes-Oxley Act of 2002 and the rules of the Nasdaq Stock Market.

14.	Oversee and assess the effectiveness of the relationship between the Board and Corporation management.

15.	Form and delegate authority to subcommittees when appropriate.

16.	Make regular reports to the Board concerning its activities.

17.	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

18.	Annually evaluate its own performance.

19.	Fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board.

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FIBERNET TELECOM GROUP, INC.

Annual Meeting of Stockholders

June 2, 2004

Please date, sign and mail your proxy card as soon as possible.

Ú  FOLD AND DETACH HERE  Ú

FIBERNET TELECOM GROUP, INC.

THIS PROXY IS BEING SOLICITED BY FIBERNET TELECOM GROUP, INC.’S BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated April 29, 2004, in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, June 2, 2004 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Michael S. Liss and Jon A. DeLuca, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of FiberNet Telecom Group, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.	Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

☐ FOR	☐ WITHHOLD	☐ FOR all nominees except

Nominees: Timothy P. Bradley, Oskar Brecher, Roy (Trey) D. Farmer III, Robert E. LaBlanc, Michael S. Liss,

Charles J. Mahoney, Richard E. Sayers

(Continued and to be signed on reverse side)

Ú  FOLD AND DETACH HERE  Ú

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

☐ FOR	☐ WITHHOLD	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Date

Signature	Date